SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2011 (April 5, 2011)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.03. Bankruptcy or Receivership

On April 11, 2011 Composite Technology Corporation (the "Company") and its subsidiaries CTC Cable Corporation and Stribog, Inc. filed  voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") (Case No. SA 05-13107). The Company will continue to manage their properties and operate their business as "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On April 11, 2011, the Company issued a press release relating to the foregoing. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 5, 2011, Partners for Growth II, L.P., through its attorneys provided notice to the Company with respect to the Loan and Security Agreement by and among the Registrant, CTC Cable Corporation, CTC Renewables Corporation and Partners for Growth II, L.P. dated as of April 12, 2010 (“Loan Agreement”);   the Cross Corporate Guaranty and Security Agreement by and among the Registrant, CTC Cable Corporation, CTC Renewables Corporation, and Stribog, Inc. and Partners for Growth II, L.P. dated as of April 12, 2010; and other related documents alleging that a default event had occurred, and as a result of such notice, alleging that payment obligations of $10.5 million in principal together with accrued interest, fees, attorney’s fees and other charges due and payable under the Loan Agreement had been accelerated and were due and payable immediately.

Item 9.01. Financial Statements and Exhibits

(c)     Exhibits.

Exh. No.	Description

99.1	Press release of Composite Technology Corporation dated April 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

By:	/s/ Benton H Wilcoxon
Benton H Wilcoxon Chief Executive Officer

Dated: April 11, 2011

Exhibit Index

Exh. No.	Description

99.1	Press release of Composite Technology Corporation dated April 11, 2011